JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D, Amendment No. 1, to which this Agreement is annexed as Exhibit A, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  December 28, 2016

JEM EQUITY, LLC
By:	/s/ James McGregor
Name: James McGregor Title: Managing Member
JAMES McGREGOR
By:	/s/ James McGregor
Name: James McGregor, Individually